Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC

ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to this Registration Statement on Form S-4 (Registration No. 333-114485) of Quality Distribution, LLC and QD Capital Corporation of our report dated March 26, 2004, relating to the consolidated financial statements of Quality Distribution, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Tampa, Florida
February 1, 2005